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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): December 10, 2007

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                               InterDigital, Inc.
             (Exact name of registrant as specified in its charter)



        Pennsylvania                  1-11152                   23-1882087
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)


781 Third Avenue, King of Prussia, Pennsylvania                19406-1409
   (Address of Principal Executive Offices)                    (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.  Other Events.

(a)   Nokia Litigation Update.
      ------------------------

      On December 10, 2007, pursuant to a joint request of the parties, the United States District Court for the District of Delaware entered an Order staying proceedings in a matter brought by Nokia Corporation and Nokia, Inc. (collectively, "Nokia") against InterDigital, Inc.'s wholly-owned subsidiaries InterDigital Communications, LLC and InterDigital Technology Corporation (together, "InterDigital"). The Honorable Joseph J. Farnan, Jr., the judge overseeing the Delaware District Court proceeding ("Nokia Delaware Proceeding") involving Lanham Act and related claims brought by Nokia against InterDigital and associated counterclaims brought by InterDigital against Nokia, stayed the Nokia Delaware Proceeding pending the full and final resolution of the International Trade Commission ("ITC") investigation captioned In re Certain 3G Mobile Handsets and Components Thereof, Inv. No. 337-TA-613 ("ITC Investigation"). Specifically, the full and final resolution of the ITC investigation includes any initial or final determinations of the Administrative Law Judge overseeing the proceeding, the ITC, and any appeals therefrom. Pursuant to the Order, the parties and their affiliates are generally prohibited from initiating against the other parties, in any forum, any claims or counterclaims that are the same as the claims and counterclaims pending in the Nokia Delaware Proceeding, and should any of the same or similar claims or counterclaims be initiated by a party, the other parties may seek dissolution of the stay.

      The Order also stays, on similar terms as the Nokia Delaware Proceeding, an arbitral proceeding between Nokia and InterDigital in the International Chamber of Commerce, International Court of Arbitration ("Nokia ICC Proceeding") relating to Nokia's use of certain confidential licensing presentations. The Order does not affect any of the other legal proceedings between the parties including the current ITC Investigation involving InterDigital, Nokia and Samsung, or the parallel Delaware District Court proceedings also brought by InterDigital against Nokia and Samsung individually.

(b)   Samsung Award Confirmation Update.
      ----------------------------------

      On December 10, 2007, the Honorable Richard J. Sullivan, the Judge presiding over InterDigital's recently confirmed enforcement of its August 2006 arbitral award ("Final Award") against Samsung Electronics Co., Ltd. ("Samsung") in the Federal District Court in the Southern District of New York, entered an Order of Judgment to confirm the Final Award in its entirety, to deny all of Samsung's petitions and motions, and to enter a Judgment on behalf of InterDigital for $150.25 million comprised of approximately $134 million for sales of 2G covered products during the period 2002-2005, less a credit due Samsung in the amount of approximately $6 million, plus pre-judgment interest in the amount of 5% per annum. The $150.25 million judgment does not include additional royalties owed for 2006 under the arbitration award. Samsung has the right to appeal the Order of Judgment within thirty days of its entry.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           INTERDIGITAL, INC.


                            By: /s/ Lawrence F. Shay
                                ------------------------------------------------
                                Lawrence F. Shay
                                Chief Legal Officer and Government Affairs


Date: December 13, 2007